UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2013

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2013, the registrant was notified by Hamilton, P.C. (“Hamilton”) that it was resigning as the registrant’s independent public accountants.  Hamilton had audited the registrant’s financial statements for the fiscal years ended July 31, 2009, 2010, 2011 and 2012.

The reports of Hamilton on the registrant’s consolidated financial statements for the two most recent fiscal years ended July 31, 2011 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended July 31, 2011 and 2012, and through the subsequent interim period ending October 21, 2013, there were no disagreements with Hamilton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hamilton, would have caused Hamilton to make reference thereto in its report on the registrant’s financial statements for such years.  Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending October 21, 2013.

The registrant has provided Hamilton with a copy of this Form 8-K and requested Hamilton to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  The letter is filed as an exhibit to this Form 8-K.

The Audit Committee of the registrant’s board of directors has been informed of this event and efforts are underway to identify an appropriate support firm for these services.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Document
16.1	Letter from Hamilton, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
October 25, 2013	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Document
16.1	Letter from Hamilton, P.C.